Exhibit 99.1

MusclePharm Announces First Quarter 2022 Financial Results

Company Revenue Increases 31% Sequentially to $13.1 Million in First Quarter of 2022

Second Consecutive Quarter of Margin Improvement Despite Industry-Wide Supply Challenges

Company Triples MP Performance Energy Sales in First Quarter of 2022 from Fourth Quarter of 2021 to Over $1.1 Million; Delivers Energy Margins of 35% in First Quarter of 2022

Las Vegas, Nevada, May 16, 2022 (GLOBE NEWSWIRE) — MusclePharm Corporation (“MusclePharm” or the “Company”) (OTCMKTS: MSLP), a global provider of leading sports nutrition and lifestyle branded nutritional supplements, today reported financial results for the first quarter ended March 31, 2022.

Mr. Ryan Drexler, the Chairman of the Board of Directors and Chief Executive Officer, stated, “We delivered sequential revenue improvement in the first quarter of 2022 with revenue of $13.1 million, up from $10.0 million in the fourth quarter of 2021. This marks our second consecutive quarter of margin improvement with margins almost double what they were in the fourth quarter of 2021, despite the fact that we are facing elevated protein and freight costs. We believe our strong start to this fiscal year and continued focus on operating expense reduction has us on track to deliver growth in sales and margins in 2022.”

Mr. Drexler continued, “Our MP Performance Energy drink line continues to be a bright spot as we have achieved more than $1.6 million in sales since it launched in September 2021 with record sales for the first quarter, delivering over $1.0 million in net sales. We are gearing up to launch our female focused line, FitMiss Energy, in the second quarter of 2022 and believe this new product will be another great success for our Company and put us on track to achieve our guidance of $30 million in annual sales by 2023.”

The following are key financial highlights for the period. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

First Quarter 2022 Financial Highlights

●	Revenue, net was $13.1 million.
●	Gross margin was 11.5%, marking the second consecutive sequential increase in gross margin, up from (5.2%) or 5.0% adjusted for the delay in sales and continued run-off of discount accruals in the fourth quarter 2021, and up from 0.2% in the third quarter 2021.
●	Gross margin was 34.8% for MP Performance Energy.
●	Operating expenses were $4.0 million
●	Net loss was $(6.3) million.
●	Loss per share was $(0.19).
●	Adjusted EBITDA was $(2.0) million.

The following are key business highlights.

●	Planned expansion in the second half of 2022 into the ready-to-drink shake protein category with the launch of new whey protein drink line under the leading MusclePharm brand; partnership formed with first-in-class production company.
●	MP Performance Energy drink line sold $1.6 million in sales since launching in September 2021 with the addition of a variety pack launched with Amazon in March 2022.
●	Partnership entered into with Costco and Amazon.com for MP Performance Energy drink line; Costco to carry product in Southern California and Hawaii regions in summer 2022.
●	National partnership formed with leading nationwide food and beverage broker, Alliance Sales & Marketing, to strategically expand MP Performance Energy drink line into grocery and convenience channels across the US.

Non-GAAP Financial Measures

Within this press release, the Company refers to a non-GAAP financial measure (Adjusted EBITDA) which has a directly comparable U.S. GAAP financial measure (net (loss) income). EBITDA is defined as net (loss) income excluding interest, net, income taxes and depreciation and amortization. Adjusted EBITDA, in addition to those amounts included in EBITDA, is further adjusted for items such as stock-based compensation, gain on disposal of property and equipment, and (gain) loss on settlements.

Adjusted EBITDA is provided so that investors have the same financial data that management uses to assess the Company’s operating results with the belief that it will assist the investment community in properly assessing the ongoing performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with U.S. GAAP.

Conference Call Information

The Company will host a conference call to discuss its operating results today at 1:30 pm Pacific Time (4:30 pm Eastern Time). Investors interested in accessing the live call can dial (855) 327-6837 from the U.S. and International callers can dial (631) 891-4304. A telephone replay will be available following the event and can be accessed by dialing (844) 512-2921 from the U.S. and International callers can dial (412) 317-6671; the conference ID is 10019118.

There will also be a simultaneous, live webcast with the ability to ask questions of management on the Investor Relations section of the Company’s website at www.musclepharm.com. The webcast will be archived for 30 days.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks relating to consumer spending that may decline or that U.S. and global macroeconomic conditions may worsen resulting in reduced demand for the Company’s products, risks relating to changes in consumer preferences away from the Company’s offerings, risks relating to the effectiveness and efficiency of the Company’s advertising campaigns and marketing expenditures, including existing brands and the launch of new brands, which may not result in increased revenue or generate sufficient levels of brand name and program awareness, risks if the Company becomes subject to health or advertising related claims from its customers, competitors or governmental and regulatory bodies, and risks relating to increased competition from other nutrition providers. As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

This list of risks, uncertainties and other factors is not complete. We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in reports we file from time-to-time with the Securities Exchange Commission, which are available to readers at www.sec.gov . Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the results of any revisions to the forward-looking statements made in this press release.

About MusclePharm Corporation

MusclePharm is a scientifically-driven, performance lifestyle company that develops, manufactures, markets and distributes branded sports nutrition products and functional energy beverages. Since our incorporation in 2006, we have developed a comprehensive product portfolio, which has fueled the widespread recognition of our brands, MusclePharm and FitMiss. Today, these brands are sold in more than 100 countries globally, supported by our diversified and industry-leading distribution partners. We believe our strong international presence has allowed us to attract a larger and more engaged social media audience than our competitive peers. Our global reach to a large and engaged customer base enables us to achieve The MusclePharm Promise of helping professional athletes and everyday active individuals reach their maximum potential with the most scientifically advanced, safe and nutritious sports supplementation products possible.

Contact:

John Mills, Managing Partner

ICR, Inc.

646-277-1254

John.Mills@icrinc.com

MusclePharm Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2022	2021
Revenue, net	$13,101	$13,121
Cost of revenue	11,592	9,432
Gross profit	1,509	3,689
Operating expenses:
Selling and promotion	1,160	1,149
General and administration	2,829	2,268
Total operating expenses	3,989	3,417
Income (loss) from operations	(2,480)	272
Other (expense) income:
Interest expense	(3,821)	(510)
Other income (expense), net	(12)	132
Gain on settlement of payables	12	200
Income (loss) before provision for income taxes	(6,301)	94
Net income (loss)	$(6,301)	$94
Net income (loss) per share, basic	$(0.19)	$0.00
Net income (loss) per share, diluted	$(0.19)	$0.00
Weighted average shares used to compute net income (loss) per share, basic	33,386,200	33,119,549
Weighted average shares used to compute net income (loss) per share, diluted	33,386,200	45,492,620

MusclePharm Corporation

Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash	$534	$1,223
Accounts receivable, net	9,277	6,388
Inventory	975	1,830
Prepaid expenses and other current assets	1,052	1,046
Total current assets	11,838	10,487
Property and equipment, net	4	5
Intangible assets, net	—	35
Operating lease right-of-use assets	135	203
Total Assets	$11,977	$10,730
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$18,877	$17,980
Accrued and other liabilities	6,654	5,942
Obligation under secured borrowing arrangement	6,592	6,446
Operating lease liability	233	342
Senior notes payable	7,738	4,555
Convertible notes with a related party	5,330	5,330
Revolving line of credit, related party	2,747	—
Total Current Liabilities	48,171	40,595
Other long term liabilities	1,861	2,326
Total Liabilities	50,032	42,921
Commitments and contingencies (Note 8)
Stockholders’ deficit:
Common stock, par value of $0.001 per share; 100,000,000 shares authorized, 33,386,200 and 33,386,200 shares issued as of March 31, 2022 and December 31, 2021, respectively; and 33,386,200 and 33,386,200 shares outstanding as of March 31, 2022 and December 31, 2021, respectively	32	32
Additional paid-in capital	183,792	183,355
Treasury Stock at Cost, 875,621 shares	(10,039)	(10,039)
Accumulated deficit	(211,840)	(205,539)
Total Stockholders’ Deficit	(38,055)	(32,191)
Total Liabilities and Stockholders’ Deficit	$11,977	$10,730

MusclePharm Corporation

Consolidated Statements of Cash Flow

(In thousands)

	For the Three Months Ended
	March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$(6,301)	$94
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
Depreciation and amortization of property and equipment	1	4
Amortization of intangible assets	35	80
Bad debt expense	(355)	(11)
Provision for inventory write down	—	86
Stock-based compensation	437	—
Amortization of debt issue cost	419	—
OID Interest	568	—
Amortization of debt discount	2,196	—
Changes in operating assets and liabilities:
Accounts receivable, net	(2,534)	1,278
Inventory	855	(406)
Prepaid expenses and other current assets	(6)	527
Operating lease assets and liabilities	(41)	87
Accounts payable	897	(1,641)
Other long-term liabilities	(465)	—
Accrued and other liabilities	712	—
Net cash provided by/(used in) operating activities	(3,582)	98
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	—	(4)
Net cash provided by/(used in) investing activities	—	(4)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	—	1,061
Payments on lines of credit	—	(100)
Proceeds from secured borrowing arrangement, net of reserves	6,293	11,423
Payments to secured borrowing arrangement, net of fees	(6,147)	(13,781)
Proceeds from revolving line of credit, related party	7,366	—
Payments on revolving line of credit, related party	(4,619)	—
Repayment of notes payable	—	(108)
Net cash provided by/(used in) financing activities	2,893	(1,505)
Net increase/(decrease) in cash and cash equivalents	(689)	(1,411)
Cash and cash equivalents, beginning of period	1,223	2,003
Cash and cash equivalents, end of period	$534	$592

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$3,467	$101

Non-GAAP Adjusted EBITDA

In addition to disclosing financial results calculated in accordance with GAAP, this press release discloses Adjusted EBITDA, which is net loss adjusted for stock-based compensation, gain on settlement of payables, (gain) loss on disposal of property and equipment, interest and other expense, net, depreciation of property and equipment, amortization of intangible assets, provision for doubtful accounts, and (benefit) provision for income taxes.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate period-to-period operating performance, as well as the Company’s ability to meet future working capital requirements. The exclusion of non-cash charges, including stock-based compensation, depreciation and amortization, gain on settlement of payables and impairment of assets, is useful in measuring the Company’s cash available for operations and performance of the Company. Management believes these non-GAAP measures will provide investors with important additional perspectives in evaluating the Company’s ongoing business performance.

The GAAP measure most directly comparable to Adjusted EBITDA is net income (loss). The non-GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to net income (loss). Adjusted EBITDA is not a presentation made in accordance with GAAP and has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net income (loss) and is defined differently by different companies, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Set forth below are reconciliations of our reported GAAP net income (loss) to Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2022	2021
Net income (loss) (GAAP)	$(6,301)	$94
Non-GAAP adjustments:
(Gain) on settlements	(12)	(200)
Stock compensation expense	437	-
Interest expense	3,821	510
Depreciation of property and equipment	1	3
Amortization of Intangible Assets	35	80
Gain (loss) foreign currency	12	(11)
Adjusted EBITDA (non-GAAP)	$(2,007)	$476